SCHEDULE 14A INFORMATION
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APPIAN CORPORATION
11955 Democracy Drive, Suite 1700
Reston, Virginia 20190
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 6, 2019
Dear Stockholder:
You are cordially invited to attend the 2019 Annual Meeting of Stockholders, or Annual Meeting, of APPIAN CORPORATION, a Delaware corporation (the “Company”). The Annual Meeting will be held on Thursday, June 6, 2019, at 11:00 a.m. local time. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/APPN2019 and entering your 16-digit control number (included on the Notice Regarding the Availability of Proxy Materials mailed to you). The purpose of the Annual Meeting will be the following:

1.	To elect the seven (7) nominees for director named herein to serve until the 2020 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

2.
To ratify the selection by the Audit Committee of the Board of Directors of BDO USA, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019.

3.	To conduct any other business properly brought before the Annual Meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is April 10, 2019. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.
By Order of the Board of Directors,
Christopher Winters
General Counsel and Secretary
Reston, Virginia
April 26, 2019

We are primarily providing access to our proxy materials over the Internet pursuant to the Securities and Exchange Commission’s notice and access rules. On or about April 26, 2019, we expect to mail to our stockholders of record as of April 10, 2019, a Notice of Internet Availability of Proxy Materials that will indicate how to access our 2019 Proxy Statement and 2018 Annual Report on the Internet and will include instructions on how you can receive a paper copy of the Annual Meeting materials, including the notice of annual meeting, proxy statement and proxy card.

Whether or not you expect to attend the virtual Annual Meeting, please submit voting instructions for your shares promptly using the directions on your Notice, or, if you elected to receive printed proxy materials by mail, your proxy card, to vote by one of the following methods: (1) over the Internet before the Annual Meeting at www.proxyvote.com and during the Annual Meeting at www.virtualshareholdermeeting.com/APPN2019, (2) by telephone by calling the toll-free number 1-800-690-6903, or (3) if you elected to receive printed proxy materials by mail, by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote online if you attend the virtual Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote online at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

APPIAN CORPORATION
11955 DEMOCRACY DRIVE, SUITE 1700, RESTON, VIRGINIA 20190

PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 6, 2019
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the Internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors of Appian Corporation (sometimes referred to as the “Company,” “Appian,” “we,” “us” or “our”) is soliciting your proxy to vote at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 26, 2019, to all stockholders of record entitled to vote at the Annual Meeting.
How do I attend the Annual Meeting?
The Annual Meeting will be held on Thursday, June 6, 2019, at 11:00 a.m. local time. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/APPN2019 and entering your 16-digit control number which is included in the Notice that will be mailed to you. We recommend that you log in a few minutes before the Annual Meeting on June 6, 2019 to ensure you are logged in when the meeting starts. Online check-in will begin at 10:55 a.m. Eastern Time.
We have decided to hold a virtual meeting because it improves stockholder access, encourages greater global participation, lowers costs compared to an in-person event, and aligns with our broader sustainability goals. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
Information on how to vote online during the Annual Meeting is discussed below.
Can I ask questions at the Annual Meeting?

Only stockholders of record as of the record date for the Annual Meeting and their proxy holders may submit questions or comments.

If you would like to submit a question, you may do so by joining the virtual Annual Meeting at ww.virtualshareholdermeeting.com/APPN2019 and typing your question in the box in the Annual Meeting portal.

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. In accordance with the rules of conduct, we ask that you limit your remarks to one brief question or comment that is relevant to the Annual Meeting or our business and that remarks are respectful of your fellow stockholders and meeting participants. Questions may be grouped by topic by our management with a representative question read aloud and answered. In addition, questions may be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests. Questions will be addressed in the Q&A portion of the Annual Meeting.

What if I need technical assistance accessing or participating in the virtual Annual Meeting?

If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting log in page. Technical support will be available starting at 10:30 a.m. Eastern Time on June 6, 2019.
Who can vote at the Annual Meeting?
Only stockholders of record of our Class A common stock and Class B common stock at the close of business on April 10, 2019, will be entitled to vote at the Annual Meeting. On this record date, there were 31,310,960 shares of Class A common stock outstanding and entitled to vote and 33,375,276 shares of Class B common stock outstanding and entitled to vote. Holders of our Class A common stock are entitled to one vote for each share held as of the above record date. Holders of our Class B common stock are entitled to ten votes for each share held as of the above record date. Holders of our Class A and Class B common stock will vote together as a single class on all matters described in this proxy statement.
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote are present at the meeting or represented by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of the voting power of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.
Stockholder of Record: Shares Registered in Your Name
If on April 10, 2019, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to participate in the Annual Meeting, we urge you to vote by proxy over the Internet, by telephone or by mail as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 10, 2019, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your shares is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are two matters scheduled for a vote:

•	Proposal No. 1: Election of seven directors; and

•
Proposal No. 2: Ratification of the selection by the Audit Committee of the Board of Directors of BDO USA, LLP (“BDO”) as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For Proposal No. 2, you may vote “For” or “Against” or abstain from voting.
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to participate in the Annual Meeting, we urge you to vote by proxy over the Internet, by telephone or by mail as instructed below to ensure your vote is counted. You may still attend the Annual Meeting via the Internet and vote during the Annual Meeting even if you have already voted by proxy.
Vote by Internet
Before the Annual Meeting
To vote through the Internet before the Annual Meeting, go to www.proxyvote.com to complete an electronic proxy card. Please have your notice in hand when you access the web site and then follow the instructions. If you choose to vote through the Internet before the Annual Meeting, your vote must be received by 11:59 p.m. Eastern time on June 5, 2019, the day before the Annual Meeting, to be counted.
During the Annual Meeting
You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/APPN2019 and entering your 16-digit control number which is included in the notice that will be mailed to you. Please have your notice in hand when you access the website and then follow the instructions.
Vote by Telephone
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern time on June 5, 2019, the day before the Annual Meeting, to be counted. Please have your notice in hand when you call.
Vote by Mail
To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a Notice containing voting instructions from that organization rather than from Appian. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote at the Annual Meeting, you must obtain a valid proxy from the broker, bank or other nominee that holds your shares. Follow the instructions from that organization included with these proxy materials or contact that organization to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of Class A common stock you own as of April 10, 2019, and ten votes for each share of Class B common stock you own as of April 10, 2019.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, or through the Internet either before or during the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as your nominee (that is, in “street name”) and you do not instruct your broker, bank, or other nominee how to vote your shares, under stock exchange rules your broker or nominee will only have discretion to vote your shares on “routine” matters. Where a proposal is not “routine,” a broker or nominee who has not received instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal. At our Annual Meeting, only the ratification of the appointment of BDO as independent registered public accounting firm of the Company for the year ending December 31, 2019 (Proposal No. 2) is considered a routine matter. Accordingly, your broker or nominee may not vote your shares on Proposal No. 1 without your instructions but may vote your shares on Proposal No. 2 even in the absence of your instruction.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the nominees for director (Proposal No. 1) and “For” the ratification of the appointment of BDO as independent registered public accounting firm of the Company for the year ending December 31, 2019 (Proposal No. 2). If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a written notice that you are revoking your proxy to us at Appian Corporation, 11955 Democracy Drive, Suite 1700, Reston, Virginia 20190, Attention: Secretary.

•	You may attend the Annual Meeting and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals and director nominations due for the 2020 Annual Meeting of Stockholders?
If you are interested in submitting a proposal for potential inclusion in the proxy statement for our 2020 Annual Meeting of Stockholders, you must follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in the proxy statement, we must receive your stockholder proposal at the address noted below no later than December 28, 2019. However, if the 2020 Annual Meeting of Stockholders is held before May 7, 2020, or after July 6, 2020, then we must receive your stockholder proposal at the address noted below a reasonable time before we begin to print and mail our proxy materials for the 2020 Annual Meeting of Stockholders.
If you wish to present a proposal at the 2020 Annual Meeting of Stockholders, but do not wish to have the proposal considered for inclusion in our proxy statement and proxy card, you must also give written notice at the address noted below. We must receive this required notice by the close of business on March 8, 2020, but no sooner than the close of business on February 7, 2020. However, if our 2020 Annual Meeting of Stockholders is held before May 7, 2020, or after July 6, 2020, then we must receive the required notice of a proposal or proposed director candidate no earlier than the close of business on the one hundred twentieth day prior to the 2020 Annual Meeting of Stockholders and no later than the close of business on the later of (1) the ninetieth day prior to the 2020 Annual Meeting of Stockholders or (2) the tenth day following the date on which public disclosure was made of the date of the 2020 Annual Meeting of Stockholders.
Any proposals for the 2020 Annual Meeting of Stockholders should be sent to our new headquarters: Appian Corporation, 7950 Jones Branch Drive, Tysons, Virginia 22102, Attn: Secretary.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes, and with respect to the ratification of independent registered public accounting firm of the Company, votes “For,” “Against” and abstentions. For Proposal No. 1, the proposal to elect directors, broker non-votes will have no effect and will not be counted toward the vote total for any of the director nominees. For Proposal No. 2, the proposal to ratify the independent registered public accounting firm of the Company, abstentions will be counted and will have the same effect as “Against” votes.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
How many votes are needed to approve each proposal?

Proposal	Vote Required to Approve	Effect of Abstentions	Effect of Broker Non-Votes
(1) Election of Directors	Nominees receiving the most “FOR” votes.	Not applicable	No effect, non-routine
(2) Ratification of Auditors
“FOR” votes from a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) present or represented by proxy at the Annual Meeting and entitled to vote on the matter.
		Against	Not applicable, as brokers can vote the shares as this is considered a “routine” matter
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board of Directors is comprised of seven individuals, named below, all of whom have been nominated and have agreed to stand for reelection at the Annual Meeting. Each director elected and qualified will hold office from the date of their election by the stockholders until the subsequent annual meeting of stockholders and until their successor is duly elected and has been qualified, or until such director’s earlier death, resignation or removal.
Directors are elected by a plurality of the votes of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Accordingly, the seven nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by Appian. Each person nominated for election has agreed to serve if elected. Our management team has no reason to believe that any nominee will be unable to serve.
DIRECTOR NOMINEES
The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led our Board of Directors to recommend that person as a nominee for director, as of the date of this proxy statement.
Our Board of Directors seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business and that is committed to rigorously represent the long-term interests of the Company’s stockholders. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit personal integrity and ethics, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board, and recommended those nominees to the Board of Directors. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee and our Board of Directors to believe that the nominee should continue to serve on the Board. At the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated the following seven persons to serve as directors for the term beginning at the Annual Meeting.

NAME	AGE	PRINCIPAL OCCUPATION/ POSITION HELD WITH THE COMPANY
Matthew Calkins	46	Chief Executive Officer, President, Founder and Chairman of the Board
Robert C. Kramer	44	General Manager, Founder and Director
A.G.W. “Jack” Biddle, III	58	Director
Prashanth “PV” Boccassam	51	Director
Michael G. Devine	66	Director
Barbara “Bobbie” Kilberg	74	Director
Michael J. Mulligan	68	Director
Matthew Calkins is a Founder of Appian and has served as our Chief Executive Officer, President and as Chairman of our Board of Directors since August 1999. He also served as a director of MicroStrategy, Inc., a publicly held provider of enterprise software platforms, from November 2004 to April 2014. Mr. Calkins holds a B.A. in Economics from Dartmouth College. Our Board of Directors believes that Mr. Calkins’ business expertise and his daily insight into corporate matters as our Chief Executive Officer, as well as his experience as a member of the board of directors of a public company, qualify him to serve on our Board of Directors.

Robert C. Kramer is a Founder of Appian and has served as our General Manager since January 2013 and as a member of our Board of Directors since 2008. Mr. Kramer served as our Chief Financial Officer from our founding to October 2008 and as our Vice President, Technology from October 2008 to December 2012. Mr. Kramer holds a B.S. in Economics from the Wharton School of the University of Pennsylvania. Our Board of Directors believes that Mr. Kramer’s business expertise and his insight into corporate matters as our General Manager qualify him to serve on our Board of Directors.
A.G.W. “Jack” Biddle, III has served as a member of our Board of Directors since 2008. Mr. Biddle has served as a General Partner of Novak Biddle Venture Partners since he co-founded the venture capital firm in 1996. Mr. Biddle serves as a director for a number of privately held companies. Mr. Biddle holds a B.A. in Economics from the University of Virginia. Our Board of Directors believes that Mr. Biddle’s experience investing in technology businesses and his service on numerous private company boards qualify him to serve on our Board of Directors.
Prashanth “PV” Boccassam has served as a member of our Board of Directors since 2008. Since January 2009, Mr. Boccassam has been a General Partner at Novak Biddle Venture Partners. Since 2012, Mr. Boccassam, has served as a turnaround Chief Executive Officer for several portfolio companies of Novak Biddle Venture Partners and is currently at the helm of WealthEngine. Mr. Boccassam also serves as a director for a number of privately held companies. Our Board of Directors believes that Mr. Boccassam’s experience founding and investing in technology businesses and his service on numerous private company boards qualify him to serve on our Board of Directors.
Michael G. Devine has served as a member of our Board of Directors since March 2015. From 2007 until 2015, Mr. Devine owned and operated a consulting practice assisting technology-oriented portfolio companies of private equity firms. From 2008 until 2011, Mr. Devine was a member of the Board of Directors and Audit Committee of Martek Biosciences. Mr. Devine holds a B.A. from Rider University and an M.B.A. from Pennsylvania State University. Our Board of Directors believes that Mr. Devine’s experience as an audit partner focused on technology companies and his experience as a Board and Audit Committee member of a public company qualify him to serve on our Board of Directors.
Barbara “Bobbie” Kilberg has served as a member of our Board of Directors since January 2017. Since September 1998, Ms. Kilberg has served as President and Chief Executive Officer of the Northern Virginia Technology Council, a membership and trade association for the technology community in Northern Virginia. Ms. Kilberg holds a B.A. in Political Science from Vassar College, an M.A. in Political Science from Columbia University and an L.L.B. from Yale University. Our Board of Directors believes that Ms. Kilberg’s experience working with technology companies at the Northern Virginia Technology Council qualifies her to serve on our Board of Directors.
Michael J. Mulligan has served as a member of our Board of Directors since 2008. Since February 2001, Mr. Mulligan has served as President of Sea Level Investment Corporation, a personal investment company. Mr. Mulligan was chairman and Chief Executive Officer of Mapquest.com prior to its acquisition by AOL in 2001. Mr. Mulligan also has held senior positions with American Express, OAG and Berlitz International. Mr. Mulligan holds a B.A. from Wheeling Jesuit University and an M.B.A. from Harvard University. Our Board of Directors believes that Mr. Mulligan’s executive experience qualifies him to serve on our Board of Directors.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS
Because our Chief Executive Officer, Mr. Calkins, owns in excess of 50% of the voting power of our outstanding capital stock, we are eligible to elect the “controlled company” exemption to the corporate governance rules for publicly-listed companies. However, we have not elected to do so. Therefore, as a listed company, the Nasdaq Stock Market (“Nasdaq”) listing standards require that a majority of the members of our Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the independence determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, our Board of Directors has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, our Board of Directors determined that Messrs. Biddle, Boccassam, Devine and Mulligan and Ms. Kilberg, representing five of our seven directors, are “independent directors” as defined under current rules and regulations of the SEC and the listing standards of Nasdaq. Messrs. Calkins and Kramer are not considered independent because they are executive officers of the Company. In making these independence determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

BOARD LEADERSHIP STRUCTURE
The Company’s Board of Directors is currently chaired by the President and Chief Executive Officer of the Company, Mr. Calkins. The Company believes that combining the positions of Chief Executive Officer and Chairman of the Board helps to ensure that the Board and management act with a common purpose. In the Company’s view, separating the positions of Chief Executive Officer and Chairman of the Board has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken the Company’s ability to develop and implement strategy. Instead, the Company believes that combining the positions of Chief Executive Officer and Chairman of the Board provides a single, clear chain of command to execute the Company’s strategic initiatives and business plans. In addition, the Company believes that a combined Chief Executive Officer/Chairman of the Board is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. The Company also believes that it is advantageous to have a Chairman of the Board with an extensive history with and knowledge of the Company (as is the case with the Company’s Chief Executive Officer) as compared to a relatively less informed independent Chairman of the Board. In light of the Chief Executive Officer’s extensive history with and knowledge of the Company, the Company believes that it is advantageous to combine the positions of Chief Executive Officer and Chairman of the Board at this time.
As described above under “Independence of the Board of Directors”, five of the seven directors on the Board of Directors are “independent directors.” The independent directors meet separately from the rest of the Board, including the Chief Executive Officer and Chairman of the Board, at least two times per year. The Company believes that such separate meetings of the independent members of the Board of Directors help ensure the effective independent functioning of the Board in its oversight responsibilities.

ROLE OF THE BOARD IN RISK OVERSIGHT
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, cybersecurity and reputational risks. One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to review and discuss with management and the Company’s auditors the Company’s policies on financial reporting risk management and assessment. The Audit Committee provides regular reports to the Board of Directors about material issues affecting the quality or integrity of the Company’s financial statements, compliance with legal or regulatory requirements, the performance or independence of the Company’s auditors and other matters as the Audit Committee deems appropriate. Our Nominating and Corporate Governance Committee periodically reviews and assesses the effectiveness of our corporate governance guidelines. Our Compensation Committee reviews our employee compensation practices and policies as they relate to risk management and risk-taking incentives, to determine if such compensation policies and practices are reasonably likely to have a material adverse effect on the Company. Typically, the Board as a whole meets with the key employees responsible for risk management, including cybersecurity, at least annually. Both the Board as a whole and the various standing committees receive periodic reports from our risk management leaders, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

MEETINGS OF THE BOARD OF DIRECTORS
The Board of Directors met four times during 2018. Each Board member attended 100% of the meetings of the Board and of the committees on which she or he served, held during the portion of the year during which s/he was a director or committee member. Members of our Board of Directors are also invited and encouraged to attend each annual meeting of stockholders. Each member of our Board of Directors attended our 2018 Annual Meeting of Stockholders.
INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of the committees has authority to engage legal, accounting or other outside advisors, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As described in more detail in its charter, the principal duties and responsibilities of the Audit Committee include, among other things:

•	helping our Board of Directors oversee our corporate accounting and financial reporting processes;

•	managing the selection, engagement, qualifications, independence, and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing our policies on financial risk assessment and management;

•	reviewing related party transactions;

•
obtaining and reviewing a report by the independent registered public accounting firm, at least annually, that describes its internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•
approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

The Audit Committee is composed of three directors: Messrs. Biddle, Devine and Mulligan. Mr. Devine is the chairman of the Audit Committee. The Audit Committee met eight times during 2018. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at www.appian.com.
The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board of Directors has also determined that Mr. Devine qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Devine’s level of knowledge and experience based on a number of factors, including his experience as an audit partner focused on technology companies and his experience as an audit committee member of a public company.
Compensation Committee
The Compensation Committee is composed of three directors: Messrs. Boccassam and Mulligan and Ms. Kilberg. Mr. Mulligan is the chairman of the Compensation Committee. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Compensation Committee met four times during 2018. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at www.appian.com.
As described in more detail in its charter, the principal duties and responsibilities of the Compensation Committee include, among other things:

•	reviewing and approving the compensation and terms of compensatory arrangements for our executive officers;

•	reviewing and recommending to our Board of Directors the compensation of our directors;

•	administering our equity incentive plans and other benefit programs;

•	reviewing, adopting, amending or terminating and approving incentive compensation and equity plans and other benefit programs; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee. None of the members of our Compensation Committee is an officer or employee of the Company, nor have they ever been an officer or employee of the Company.

Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and the Secretary. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from legal, accounting or other outside advisors or compensation consultants to assist in the evaluation of director and officer compensation. The Compensation Committee has sole responsibility for the appointment, authority to select, retain and terminate any such consultants or advisors engaged for the purpose of advising the Committee and such consultants or advisors will report directly to the Committee. Under the charter, the Compensation Committee may only select compensation consultants, legal counsel or other advisors to the Committee after assessing the independence of these persons in accordance with the factors prescribed by Nasdaq; however, there is no requirement that any such adviser be independent.
Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee may also consider matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. The Compensation Committee reviews and determines the compensation to be paid to the Company’s executive officers and directors. In the case of the Chief Executive Officer, the Compensation Committee reviews and approves the compensation and other terms of employment and evaluates the Chief Executive Officer’s performance in achieving corporate performance goals and objectives. The Chief Executive Officer may not be present during the voting or deliberations regarding his compensation.
For all other executive officers and senior management, the Compensation Committee reviews and approves the individual and corporate performance goals and objectives and determines and approves all elements of compensation and terms of employment of these individuals. The Chief Executive Officer may be present during these discussions but may not vote. The Compensation Committee also reviews the type and amount of compensation to be paid or award to Board members and recommends such compensation to the Board for its approval.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is composed of three directors: Messrs. Boccassam and Mulligan and Ms. Kilberg. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met one time during 2018. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at www.appian.com.
As described in more detail in its charter, the principal duties and responsibilities of the Nominating and Corporate Governance Committee include, among other things:

•	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board of Directors;

•	considering and making recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees;

•	developing and making recommendations to our Board of Directors regarding corporate governance guidelines and practices; and

•	overseeing periodic evaluations of our Board of Directors’ performance including committees of the Board of Directors.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including having the highest personal integrity and ethics, the ability to read and understand basic financial statements, and being over 21 years of age. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.
In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis.
In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Appian Corporation, 7950 Jones Branch Drive, Tysons, Virginia 22102, Attention: Secretary. The written recommendation must be received by the Nominating and Corporate Governance Committee no later than the close of business on the 90th day and no earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Submissions must include the name and address of the stockholder on whose behalf the submission is made, the number of Company shares that are owned beneficially by such stockholder as of the date of the submission, the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information for the proposed nominee, and a description of the proposed nominee’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Until July 1, 2019, stockholders who wish to communicate with the Board or an individual director may do so by sending written communications addressed to the Board or to such director c/o Appian Corporation, 11955 Democracy Drive, Suite 1700, Reston, Virginia 20190. After such date, stockholders may send written communications addressed to the Board or to such director c/o Appian Corporation, 7950 Jones Branch Drive, Tysons, Virginia 22102, Attn: Secretary. Written communications may be submitted anonymously or confidentially and may, at the discretion of the person submitting the communication, indicate whether the person is a stockholder or other interested party.
Each stockholder communication will be reviewed by the Company’s Secretary to determine whether it is appropriate for presentation to the Board or such director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). The screening procedures have been approved by a majority of the independent directors. Communications determined by the Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis. Communications determined by the Secretary to be inappropriate for presentation will still be made available to any non-management director upon such director’s request.
All communications made pursuant to the Company’s Accounting and Auditing Whistleblower Policy (the “Whistleblower Policy”) that relate to accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee. Complaints covered by the Whistleblower Policy may be reported directly to our General Counsel via e-mail sent to compliance@appian.com or directly to the members of the Audit Committee via e-mail sent to auditcommittee@appian.com.
CODE OF ETHICS
The Company has adopted a Code of Conduct that applies to all directors, executives, employees and independent contractors of the Company and its subsidiaries. The Code of Conduct is available on the Company’s website at www.appian.com. If the Company makes any substantive amendments to the Code of Conduct or grants any waiver from a provision of the Code of Conduct to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2018, with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with audit committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.
THE AUDIT COMMITTEE
Michael G. Devine, Chair
A.G.W. “Jack” Biddle, III
Michael J. Mulligan

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected BDO as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. BDO has audited the Company’s financial statements since 2013. Representatives of BDO are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of BDO as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of BDO to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) present or represented by proxy at the Annual Meeting and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of BDO. Abstentions have the same effect as an “Against” vote. Broker non-votes are not expected to result from this proposal.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2018, and December 31, 2017, by BDO, the Company’s principal accountant.

	Year Ended December 31,
	2018	2017
	(in thousands)
Audit Fees (1)	$726,514	$1,162,954
Audit-Related Fees (2)	23,709	11,152
Total Fees	$750,223	$1,174,106

(1)
“Audit Fees” includes fees billed for the fiscal year shown for professional services for the audit of our annual financial statements, the review of quarterly financial statements included in our quarterly reports on Form 10-Q, the consents issued for our registration statements, and, in 2017, the statements included in our filings with the SEC for our initial public offering.

(2)	“Audit-Related Fees” includes fees billed for professional services provided to us in connection with the annual audit of our employee benefit plan.
All fees described above were pre-approved by the Audit Committee in accordance with the pre-approval policy described below.
PRE-APPROVAL POLICIES AND PROCEDURES.
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, BDO. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL NO. 2.

EXECUTIVE OFFICERS
The following table sets forth our executive officers and their respective ages and positions with us as of the record date.

NAME	AGE	POSITION HELD WITH THE COMPANY
Matthew Calkins	46	Chief Executive Officer, President, Founder and Chairman of the Board
Robert C. Kramer	44	General Manager, Founder and Director
Mark Lynch	56	Chief Financial Officer
David Mitchell	54	Senior Vice President, Worldwide Sales
Christopher Winters	46	General Counsel
Messrs. Calkins and Kramer are members of our Board of Directors and their biographies are set forth above under “Proposal No. 1.”
Mark Lynch has served as our Chief Financial Officer since October 2008. Mr. Lynch holds a B.S. in Accounting from Pennsylvania State University and an M.B.A. in Finance from George Washington University.
David Mitchell has served as our Senior Vice President, Worldwide Sales since January 2019. Prior to that, he served as our Vice President, Sales Strategy, from February 2018 to January 2019. Prior to joining Appian, Mr. Mitchell served as President and Chief Operating Officer of VersionOne, an application lifecycle management software company, from May 2015 to February 2017. From April 2013 to February 2015, he was Operating Partner at Francisco Partners. Mr. Mitchell attended Virginia Polytechnic Institute and State University.
Christopher Winters has served as our General Counsel since September 2015 and our corporate Secretary since November 2015. From June 2013 to August 2015, Mr. Winters was General Counsel at Applied Predictive Technologies, Inc., a software-as-a-service company focused on predictive analytics. From January 2008 to May 2013, Mr. Winters held positions in the legal department of CoStar Group Inc., a provider of commercial real estate information, analytics and online marketplaces. Mr. Winters holds a B.A in History from Northern Illinois University and a J.D. from Harvard University.
Family Relationships
There are no family relationships among any of our executive officers or directors.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of March 31, 2019, for:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Class A common stock or Class B common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.
The percentage ownership information shown in the table is based upon a total of 64,681,022 shares of Class A common stock outstanding as of March 31, 2019, assuming the conversion of 33,798,188 shares of Class B common stock into 33,798,188 shares of Class A common stock.
We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable on or before May 30, 2019, which is 60 days after March 31, 2019. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. The number of shares in the table below beneficially owned by each person or entity reflects all shares of Class A and Class B common stock held by such person or entity as of March 31, 2019. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Except as otherwise noted below, the address for persons listed in the table is c/o Appian Corporation, 11955 Democracy Drive, Suite 1700, Reston, Virginia 20190.

	Beneficial Ownership
Name of Beneficial Owner	Shares	Percentage
Principal Stockholders:
Entities affiliated with Abdiel Capital Management, LLC (1)	7,459,236	11.5%
Named Executive Officers and Directors:
Matthew Calkins (2)	29,693,835	44.9%
Edward Hughes (3)	125,506	*
A.G.W. “Jack” Biddle, III (4)	430,831	*
Prashanth “PV” Boccassam (5)	126,081	*
Michael G. Devine (6)	63,380	*
Barbara “Bobbie” Kilberg (7)	2,360	*
Robert C. Kramer (8)	2,666,001	4.1%
Michael J. Mulligan (9)	51,109	*
All current directors and executive officers as a group (10 persons) (10)	33,195,256	50.0%

* Represents beneficial ownership of less than 1%.

(1)
Consists of 7,208,168 shares of Class A common stock held by Abdiel Qualified Master Fund, LP, or AQMF, and 251,068 shares of Class A common stock held by Abdiel Capital, LP, or ACLP. This information has been obtained from a Schedule 13D/A filed on February 22, 2019, by Abdiel Capital Management, LLC, AQMF, ACLP, Abdiel Capital Advisors, LP and Colin T. Moran. Abdiel Capital Management, LLC is the general partner of AQMF and ACLP, and Abdiel Capital Advisors, LP serves as the investment manager of AQMF and ACLP. Colin T. Moran is the managing member of Abdiel Capital Management, LLC and Abdiel Capital Partners, LLC, which is the general partner of Abdiel Capital Advisors, LP. By virtue of the foregoing relationships, each of the reporting persons may be deemed to beneficially own the securities held by AQMF and ACLP. This information has been obtained from a Schedule 13D/A filed on December 17, 2018, by Abdiel Capital Management, LLC. The principal business address of these persons and entities is 90 Park Avenue, 29th Floor, New York, New York 10016.

(2)
Consists of (i) 6,974,902 shares of Class B common stock held by Wallingford, LLC, for which Mr. Calkins serves as the managing member, (ii) 21,274,710 shares of Class B common stock held by Calkins Family LLC, for which Mr. Calkins serves as the managing member, and (iii) 1,444,223 shares of Class B common stock issuable upon the exercise of options. Wallingford, LLC and Calkins Family LLC have pledged 1,500,000 shares of Class B common stock and 1,600,000 shares of Class B common stock, respectively, as security for loans.

(3)
Consists of 112,359 shares of Class A common stock held directly by Mr. Hughes and 13,147 shares of Class B common stock issuable upon the exercise of options. Mr. Hughes was not an executive officer as of March 31, 2019, but was one of our named executive officers for the year ended December 31, 2018.

(4)
Includes 5,580 shares of Class A common stock held directly by Mr. Biddle, 6,139 shares of Class A common stock held by Jack Biddle, Inc. (“JBI”), for which Mr. Biddle is the president, 300,675 shares of Class B common stock held by JBI, and 39,479 shares of Class B common stock held by each of Southgate Partner I, Southgate Partner II, and Southgate Partner III, for which entities Mr. Biddle serves as the trustee.

(5)	Consists of 125,552 shares of Class A common stock and 529 shares of Class B common stock held directly by Mr. Boccassam.

(6)	Consists of 6,380 shares of Class A common stock held directly by Mr. Devine and 57,000 shares of Class B common stock issuable upon the exercise of options.

(7)
Shares are held by William & Barbara Kilberg Trustees of the William Kilberg Trust DTD 07/01/98 and Barbara & William Kilberg Trustees of the Barbara Kilberg Trust DTD 07/01/98, Tenants in Common and are pledged as security for a line of credit.

(8)
Consists of 114,363 shares of Class A common stock held by Mr. Kramer directly, 2,448,598 shares of Class B common stock held by The Robert C. Kramer Revocable Trust, for which Mr. Kramer serves as sole trustee and beneficiary, and 103,040 shares of Class B common stock issuable upon the exercise of options.

(9)
Consists of 46,982 shares of Class A common stock held directly by Mr. Mulligan and 3,070 shares of Class A common stock and 1,057 shares of Class B common stock held by Sea Level Investments, of which Mr. Mulligan is the president.

Includes 1,745,343 shares of Class B common stock issuable upon the exercise of options.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2018, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except for one late Form 4 filing for Mr. Lynch for a restricted stock unit grant in October 2018 that was filed in January 2019 due to an administrative error.

EXECUTIVE AND DIRECTOR COMPENSATION
We became a public company in May 2017, and we are currently an emerging growth company. As an emerging growth company, we are subject to the scaled reporting rules applicable to emerging growth companies. The following section describes, under the scaled reporting rules applicable to emerging growth companies, the compensation we paid to our named executive officers for 2018.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table provides information regarding the compensation of our named executive officers as of December 31, 2018, in accordance with SEC rules.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (3)	Total ($)
Matthew Calkins, Chief Executive Officer (4)	2018	400,000	—	—	122,250 (5)	8,000	530,250
	2017	400,000	—	505	210,842 (6)	—	611,347
Edward Hughes, Former Senior Vice President, Worldwide Sales (7)	2018	563,858 (8)	—	—	—	—	563,858
	2017	453,868 (9)	1,113,500	505	—	—	1,567,873
Robert Kramer, General Manager (4)	2018	250,000	2,564,419	—	24,450 (5)	10,509 (10)	2,849,036

(1)
This column reflects the full grant date fair value of restricted stock units (“RSUs”), granted during the year measured pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”), the basis for computing stock-based compensation in our consolidated financial statements. For the RSU awards, the grant date fair value is calculated using the closing price of our Class A common stock on the date of grant. See Note 7 in the notes to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018, for information regarding the value determination of the RSU awards. There is no assurance that the grant date fair values will ever be realized by any named executive officer. See the “Outstanding Equity Awards at Fiscal Year End” table below for information on RSU awards granted to our named executive officers that remained outstanding as of December 31, 2018.

(2)
This column reflects the full grant date fair value of options granted during the year measured pursuant to ASC 718. In accordance with ASU 2016-9, we account for forfeitures as they occur, rather than estimate expected forfeitures. For stock options, we calculate the grant date fair value using the Black-Scholes Option Pricing model, using the assumptions described in Note 7 in the notes to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018. There is no assurance that the grant date fair values will ever be realized by any named executive officer. See the “Outstanding Equity Awards at Fiscal Year End” table below for information on stock option awards granted to our named executive officers that remained outstanding as of December 31, 2018.

(3)	The amounts reported in this column represent matching contributions to our 401(k) savings plan or Roth IRA, which we provide to all eligible employees.

(4)	Mr. Calkins and Mr. Kramer are also members of our Board of Directors but did not receive any additional compensation in their capacity as a director.

(5)
This amount represents compensation earned with respect to the year ended December 31, 2018, and paid in 2019. This compensation was awarded pursuant to our Senior Executive Cash Incentive Bonus Plan (the “Bonus Plan”). The Bonus Plan is designed to motivate and reward executives for the attainment of company-wide financial and individual performance goals that are set for each year. See “Employment Arrangements – Bonus and Sales Commission Plans – Senior Executive Cash Incentive Bonus Plan,” below.

(6)
This amount represents compensation earned with respect to the year ended December 31, 2017, and paid in 2018. This compensation was awarded pursuant to the Bonus Plan for the attainment of company-wide financial and individual performance goals set for 2017. See “Employment Arrangements – Bonus and Sales Commission Plans – Senior Executive Cash Incentive Bonus Plan,” below.

(7)	Mr. Hughes stepped down from his position as Senior Vice President, Worldwide Sales, effective January 1, 2019. He remains with Appian as Senior Vice President, Application Sales.

(8)	Includes commissions of $248,858.

(9)	Includes commissions of $121,588.

(10)	Includes $342 for gross-up payments in respect of taxes for gym reimbursement, which we provide to all eligible employees.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth certain information about outstanding equity awards granted to our named executive officers that remained outstanding as of December 31, 2018.

		Option Awards (1)				Stock Awards (2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (3)	Number of Securities Underlying Unexercised Options (#) Unexercisable (4)	Option Exercise Price ($) (5)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (6)	Market Value of Shares or Units of Stock That Have Not Vested ($) (7)
Matthew Calkins	7/20/2016	1,444,183	–	9.46	7/20/2026	–	–
	4/25/2017	20	80 (8)	12.00	4/25/2027	–	–
Edward Hughes	9/8/2009	41,707	–	0.89	9/8/2019	–	–
	1/27/2012	10,000	–	1.16	1/27/2022	–	–
	5/1/2012	1,000	–	1.16	5/1/2022	–	–
	9/5/2013	400	–	1.59	9/5/2023	–	–
	4/25/2017	20	80 (8)	12.00	4/25/2027	–	–
	10/25/2017	–	–	–	–	40,000 (9)	1,068,400
Robert Kramer	1/27/2012	96,000	–	1.16	1/27/2022	–	–
	4/8/2016	0	21,000 (10)	7.50	4/8/2026	–	–
	4/25/2017	20	80 (8)	12.00	4/25/2027	–	–
	10/25/2017	–	–	–	–	40,000 (9)	1,068,400
	11/30/2018	–	–	–	–	85,310 (11)	2,278,630

(1)	All of the option awards listed in the table were granted under our 2007 Stock Option Plan (the “2007 Plan”).

(2)	All of the stock awards listed in the table are RSUs that were granted under our 2017 Equity Incentive Plan (the “2017 Plan”).

(3)	The shares of Class B common stock reflected in this column are vested and exercisable.

(4)	The shares of Class B common stock reflected in this column had not satisfied the option’s vesting requirement as of December 31, 2018.

(5)
All of the option awards listed in the table were granted with a per share exercise price equal to or above the fair market value of our common stock on the date of the grant, as determined in good faith by our Board of Directors.

(6)	The shares of Class B common stock reflected in this column had not satisfied the RSU’s vesting requirement as of December 31, 2018.

(7)
Represents the market value of the shares of Class A common stock underlying the RSUs as of December 31, 2018, based on the official closing price of our Class A common stock, as reported on the Nasdaq Global Select Market, of $26.71 per share on December 31, 2018.

(8)
One-fourth of the shares of Class B common stock listed vested on April 25, 2019, and one-fourth will vest on each of April 25, 2020, April 5, 2021, and April 5, 2022, subject to the recipient’s continued service through each vesting date.

(9)
One-fourth of the shares of Class A common stock listed will vest on each of November 5, 2019, November 5, 2020, November 5, 2021, and November 5, 2022, subject to the recipient’s continued service through each vesting date.

(10)
One-third of the shares of Class B common stock listed vested on April 8, 2019, and one-third will vest on each of April 8, 2020, and April 8, 2021, subject to the recipient’s continued service through each vesting date.

(11)	The shares of Class B common stock listed vested on March 5, 2019.

Employment Arrangements
The terms and conditions of employment for each of our named executive officers are set forth in their respective employment agreements. Each of our named executive officers is an at-will employee.
The following table sets forth the base salaries for 2018 and the fiscal year 2018 bonus target of our named executive officers:

Named Executive Officer	Base Salary ($)	Fiscal Year 2018 Bonus Target ($)
Matthew Calkins	400,000	250,000
Edward Hughes	315,000	– (1)
Robert Kramer	250,000	50,000

(1)	For 2018, Mr. Hughes participated in our Sales Commission Plan and not our Bonus Plan.
The following table sets forth the current base salaries for 2019 and the fiscal year 2019 bonus target of our named executive officers:

Named Executive Officer	Base Salary ($)	Fiscal Year 2019 Bonus Target ($)
Matthew Calkins	500,000	300,000
Edward Hughes (1)	315,000	50,000
Robert Kramer	300,000	50,000

(1)	Mr. Hughes stepped down from his position as Senior Vice President, Worldwide Sales, effective January 1, 2019. He remains with Appian as Senior Vice President, Application Sales.

Potential Payments Upon Termination or Change in Control
Regardless of the manner in which a named executive officer’s service terminates, the named executive officer is entitled to receive amounts earned during his term of service, including salary. Except for Mr. Hughes, who is entitled to 12 months’ severance if he is terminated by us without cause, pursuant to his employment agreement, our named executive officers are not entitled to any additional severance benefits upon a termination of employment.
Bonus and Sales Commission Plans
Senior Executive Cash Incentive Bonus Plan
Our named executive officers are eligible to participate in our Senior Executive Cash Incentive Bonus Plan, or Bonus Plan. The Bonus Plan is designed to motivate and reward executives for the attainment of company-wide and individual performance goals, which are set annually. Our named executive officers are eligible to receive more than 100% of their target bonuses if our performance exceeds the targets set forth in the Bonus Plan for the specified year.
Sales Commission Plan
We establish sales commission plans to encourage and reward contributions to our long-term revenue growth. Mr. Hughes was eligible to receive compensation under our sales commission plans for 2018 when he was Senior Vice President, Worldwide Sales. Under our sales commission plan for 2018, Mr. Hughes’ target commission was $200,000. Mr. Hughes received commissions of $248,858 pursuant to our sales commission plan for 2018.

DIRECTOR COMPENSATION
Non-Employee Director Compensation Arrangements
Our Board of Directors has adopted a director compensation policy for non-employee directors, which provides for the compensation of non-employee directors with cash and equity compensation. Under the policy, each non-employee director receives an annual board service retainer of $130,000. The chairperson of each of our Audit Committee and our Compensation Committee receives additional annual committee chair service retainers of $20,000 and $10,000, respectively. Members of our Audit Committee and our Compensation Committee receive additional annual cash retainers of $10,000 for each such committee of which they are a member, in addition to any amounts that such members may receive for service as chairperson. The annual retainers set forth above are paid one-half in the form of cash and one-half in the form of fully-vested shares of our Class A common stock to be issued pursuant to our 2017 Plan. The number of shares of Class A common stock is determined by dividing the dollar amount of retainers to be paid in shares by the fair market value per share of our common stock on the date the retainer is payable, rounded down to the nearest whole share. All equity awards under this policy are also subject to the limitations on compensation payable to non-employee directors set forth in our 2017 Plan. The annual retainers are paid or granted, as applicable, in equal quarterly installments in advance on the first day of each fiscal quarter in which the service occurs. Non-employee directors who join our Board of Directors at a time other than the first day of a fiscal quarter are paid and granted a pro-rated portion of the annual retainer. We also reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of our Board of Directors or any committee thereof.
2018 Director Compensation Table
The following table shows for the fiscal year ended December 31, 2018, certain information with respect to the compensation of all non-employee directors of the Company. Matthew Calkins, our Chief Executive Officer, and Robert Kramer, our General Manager, are also members of our Board of Directors, but they do not receive any additional compensation for their service as directors. Mr. Calkins’s and Mr. Kramer’s compensation as named executive officers are set forth above under “—2018 Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Total ($)
A.G.W. “Jack” Biddle, III	70,112	74,261	–	144,373
Prashanth “PV” Boccassam	70,112	74,261	–	144,373
Michael G. Devine	80,028	84,974	–	165,002
Barbara “Bobbie” Kilberg	70,112	74,261	–	144,373
Michael J. Mulligan	80,028	84,974	–	165,002

(1)
The value disclosed is the aggregate grant date fair value of 2,260 shares of Class A common stock granted to each of Messrs. Biddle and Boccassam and Ms. Kilberg and 2,586 shares of Class A common stock granted to each of Messrs. Devine and Mulligan, computed in accordance with FASB ASC Topic 718. The number of shares of Class A common stock granted to each director was set using the closing price of our common stock as of the grant date.

(2)	The table below shows the aggregate number of option awards outstanding as of December 31, 2018, for each of our directors who is not a named executive officer:

Name	Option Awards (#) (a) (b)
Michael G. Devine	80,000 (c)
Barbara “Bobbie” Kilberg	72,000 (d)

(a)	All of the option awards listed in the table were granted under the 2007 Plan.

(b)
The option awards listed in the table were awarded subject to a condition that prohibited exercise until we conducted a registered public offering of our shares. Such condition was satisfied for all of the option awards listed in the table, both vested and unvested, following our initial public offering.

(c)
44,000 of the shares of Class B common stock reflected in this column were fully vested as of December 31, 2018. An additional 18,000 shares of Class B common stock vested on March 26, 2019 and the final 18,000 shares will vest on March 26, 2020, subject to the recipient’s continued service through each vesting date. Mr. Devine exercised 5,000 vested options on February 15, 2019.

(d)
One-fourth of the shares of Class B common stock reflected in this column vested on January 31, 2019, and one-fourth will vest on each of January 31, 2020, January 31, 2021, and January 31, 2022, subject to the recipient’s continued service through each vesting date.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table shows information regarding our equity compensation plans as of December 31, 2018.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights (1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	6,196,117 (2)	$7.30	5,680,655
Equity compensation plans not approved by security holders	—	—	—
Total	6,196,117	$7.30	5,680,655

(1)	The weighted average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, which have no exercise price.

(2)	Of these shares, 5,021,068 were underlying then outstanding stock options and 1,175,049 were underlying then outstanding RSUs.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS
Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our Board of Directors with discretion to indemnify our officers and employees when determined appropriate by the Board of Directors. In addition, we have entered into indemnification agreements with each of our directors and executive officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We have also obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

TRANSACTIONS WITH RELATED PERSONS

Related Person Transactions Policy and Procedures
We have adopted a written related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants and in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy.
In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.
In considering related person transactions, our Audit Committee, or other independent body of our Board of Directors, will take into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion.
The transactions described below were approved by our Board of Directors considering similar factors to those described above.

Certain Related Person Transactions

Since January 1, 2018, we had one related person transaction, described below, in addition to (i) the employment agreements we have entered into with certain of our executive officers as described in “Executive and Director Compensation – Executive Compensation – Employment Arrangements” above, (ii) the executive officer and director compensation arrangements, including equity awards, discussed in “Executive and Director Compensation” above, and (iii) indemnification agreements we have entered into with each of our directors and executive officers as described above under “Executive and Director Compensation – Limitations on Liability and Indemnification Matters.”

On December 7, 2018, we entered into a Stock Option Cancellation Agreement (the “Cancellation Agreement”) with Matthew Calkins, the Company’s Chief Executive Officer, pursuant to which the Company and Mr. Calkins agreed to cancel vested options to purchase 383,897 shares of the Company’s Class B common stock that were granted to Mr. Calkins under the Nonstatutory Option Agreement dated as of August 12, 2016, between the Company and Mr. Calkins (the “Option Agreement”). The value of the cancelled options was approximately $7.3 million. The remaining options granted to Mr. Calkins under the Option Agreement were unaffected by the Cancellation Agreement. Mr. Calkins entered into the arrangement with the Company in order to have equity granted to his co-founders, Messrs. Beckley, Kramer and Wilson, under the 2017 Plan.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Appian stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker. Holders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Christopher Winters
General Counsel and Secretary
April 26, 2019
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, is available without charge upon written request to: Appian Corporation, 7950 Jones Branch Drive, Tysons, Virginia 22102, Attn: Secretary.

APPIAN CORPORATION
C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/APPN2019**

You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the web site and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E74149-P21365

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

APPIAN CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. Matthew Calkins	☐	☐
1b. Robert C. Kramer	☐	☐
1c. A.G.W. "Jack" Biddle, III	☐	☐
1d. Prashanth "PV" Boccassam	☐	☐
1e. Michael G. Devine	☐	☐
1f. Barbara "Bobbie" Kilberg	☐	☐
1g. Michael J. Mulligan	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. Ratification of the selection by the Audit Committee of the Board of Directors of BDO USA, LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting and Proxy Statement and Annual Report are available at www.proxyvote.com.

E74150-P21365

APPIAN CORPORATION
Annual Meeting of Stockholders
June 6, 2019, 11:00 AM
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder hereby appoints Christopher Winters and Angela Patterson individually as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Appian Corporation that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, Eastern Time, on June 6, 2019, at *www.virtualshareholdermeeting.com/APPN2019*, and at any adjournment or postponement thereof. All previous proxies are hereby revoked.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side